UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 31, 2008

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES

CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 (Other Events)

On March 31, 2008, IBM issued a press release announcing that it has learned that it has been temporarily suspended from participating in new business with U.S. Federal government agencies. The press release is Attachment I of this Form 8-K.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 1, 2008

	By:	/s/ Andrew Bonzani
Andrew Bonzani
Vice President,
Assistant General Counsel &
Assistant Secretary

ATTACHMENT I

IBM LEARNS OF TEMPORARY SUSPENSION FROM

NEW BUSINESS WITH U.S. FEDERAL GOVERNMENT

ARMONK, N.Y., March 31, 2008 . . . IBM (NYSE: IBM) announced today that it has learned that it has been temporarily suspended from participating in new business with U.S. Federal government agencies.

The notice of temporary suspension was issued by the Environmental Protection Agency (EPA) and relates to an investigation by the EPA of possible violations of the Procurement Integrity provisions of the Office of Federal Procurement Policy Act regarding a bid for business with the EPA originally submitted in March 2006.  The temporary suspension applies to all Federal agencies and IBM business units.  IBM may continue awards in existence as of the date of this suspension, unless a particular agency directs otherwise.

In addition, the U.S. Attorney’s Office for the Eastern District of Virginia has served IBM and certain employees with grand jury subpoenas requesting testimony and documents regarding interactions between employees of the EPA and certain IBM employees.

IBM has served the Federal agency community for many decades as a vendor in good standing and is committed to the highest standards of business ethics. IBM provides training on its Business Conduct Guidelines to all employees, with specialized training to those employees working on matters with the Federal government, to ensure compliance with all applicable Federal requirements.

Prior to learning of the temporary suspension on March 28, 2008, IBM was not aware that the EPA or U.S. Attorney’s office were considering any action against IBM.  Upon learning of the suspension, IBM initiated discussions with the EPA and the U.S. Attorney’s office to obtain additional information and is cooperating with the investigations.

Under Federal procurement procedures, IBM has 30 days in which to contest the scope of the temporary suspension, which can continue for an initial period of up to one year pending the completion of the investigation.  IBM intends to take all appropriate actions to challenge the suspension and limit its scope.

Contact:	IBM
Fred McNeese
Office: 914/499-6584, Cell: 845/598-3698
fredmc@us.ibm.com